SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15 (d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 13, 2006

FRANKLIN CREDIT MANAGEMENT CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	0-17771	75-2243266
(State or other jurisdiction of incorporation or organization)	(Commission file number)	(I.R.S. employer identification no.)

Six Harrison Street New York, New York (Address of principal executive offices)	10013 (Zip code)

Registrant’s telephone number, including area code: (212) 925-8745

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

 ❒ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

 ❒ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

 ❒ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

 ❒ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On January 13, 2006, Franklin Credit Management Corporation, a Delaware corporation (the “Company”), and Jeffrey R. Johnson entered into a Separation Agreement and Release of Claims (the “Separation Agreement”), pursuant to which Mr. Johnson resigned from his position as Chief Executive Officer and President of the Company.

Pursuant to the Separation Agreement, that certain Employment Agreement, effective as of October 1, 2004, between the Company and Mr. Johnson (the “Employment Agreement”), is terminated effective January 21, 2006. Mr. Johnson will receive a lump sum payment of $282,500.00 and will be vested in 30,000 additional shares of restricted stock previously granted to Mr. Johnson but not yet otherwise vested. Mr. Johnson is not entitled to any other compensation in respect of his termination of employment. Mr. Johnson also remains subject to restrictive covenants prohibiting his solicitation of the Company’s employees or the employees of the Company’s affiliates for nine months after such termination, and agreed to terminate his demand registration rights under the Registration Rights Agreement, effective as of October 4, 2004, between the Company and Mr. Johnson.

Pursuant to the Separation Agreement, the Company agreed to indemnify Mr. Johnson, in accordance with its Certificate of Incorporation and Bylaws, for matters arising during his term as a director or officer of the Company, and Mr. Johnson released the Company from all claims arising prior to the Separation Agreement.

Item 1.02. Termination of a Material Definitive Agreement.

See Item 1.01 above for a description of the terms of the Separation Agreement, which, among other things, terminates the Employment Agreement. A copy of the Employment Agreement included as Exhibit 10.9 to the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2004, filed with the Commission on April 8, 2004.

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On January 13, 2006, Mr. Johnson resigned from his position as Chief Executive Officer, President and director of the Company in order to pursue other business interests.

The Company appointed Thomas J. Axon to the position of Chief Executive Officer and President of the Company, effective as of January 13, 2006.

On January 17, 2006, the Company issued a press release, a copy of which is attached hereto as Exhibit 99.1, announcing Mr. Axon’s appointment and Mr. Johnson’s resignation.

Mr. Axon, 52, has served as Chairman of the Company’s board of directors of since December 1994 and served as the Company’s Chief Executive Officer and President from December 1994 through June 2000. Mr. Axon also served as the Company’s President and a member of the Company’s board of directors from the Company’s inception in 1990 until the Company’s merger with Miramar Resources, Inc. in December 1994. Mr. Axon served as President of Miramar Resources, Inc. from October 1991 until the merger, and as a member of Miramar Resources, Inc.’s board of directors from its inception in 1988. Within the last five years, Mr. Axon has been the controlling interest in, and acted directly and indirectly as a principal of, various private companies, including RMTS, LLC, and its affiliated companies, an insurance consulting and underwriting company; Axon Associates, Inc., Harrison Street Realty Corporation, and its predecessors, 185 Franklin Street Development Associates, L.P., Harrison Street Development Associates, L.P. and Thomas James Realty, which hold various real estate interests and/or manage rental commercial space; and AIS Ltd., a reinsurance company. Mr. Axon holds a Bachelor of Arts degree in Economics from Franklin and Marshall College and attended the New York University Graduate School of Business.

There are no family relationships between Mr. Axon and any other director or officer of the Company.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
99.1	Press Release, dated January 17, 2006.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FRANKLIN CREDIT MANAGEMENT CORPORATION

Date: January 17, 2006	By:	/s/ Paul D. Colasono
Name: Paul D. Colasono
Title: Chief Financial Officer and Executive Vice President

4